December 30, 2000


Mr. David Hackett
20 Astley Avenue
Toronto, Ontario
M4W 3B4

Dear David:

         e-Auction Global Trading Inc. (the "Company") is pleased to offer you the position of Chief Financial Officer with the Company, which commenced on May 1, 1999 and continuing until terminated in accordance with the terms hereof. The Board of Directors of the Company have approved the appointment.

SERVICES

1. PERFORMANCE. In your capacity as Chief Financial Officer, you shall perform such duties and exercise such powers related thereto as may from time to time be assigned to you by the board of directors of the Company. During the term of your engagement with the Company you shall use your best efforts to promote, develop and extend the interests of the Company at all times. You will not, during the term of your engagement, perform work or services for any competitor of the Company.

         You will also be appointed to an advisory position to the Board of Directors and will be invited to attend all Board and committee meetings.

COMPENSATION

2. FEE. The Company shall pay or cause to be paid to you during the term of this Agreement a fee of $165,000.00CDN per year ("Base Fee") payable in equal semi-monthly payments on the closest business days to the 15th and the last day of each month during the term of your engagement with the Company. In addition you are entitled to a bonus of $35,000 ("Bonus") subject to meeting the benchmarks included on Schedule B attached. Your Base Fee and Bonus shall be reviewed by the Company on an annual basis and adjusted in accordance with the standard practices of the Company.

         You will be provided with insured benefits and other perquisites (car allowance, professional fees, employee loans et cetera) on a basis consistent with other members of the Company's senior management.

         You will be entitled to four weeks vacation per annum, subject to appropriate availability and notice.

         Normal  and  reasonable   business   expenses  will  be  reimbursed  in
         accordance with the Company's policies and procedures on presentation of appropriate documentation.

OPTIONS

3. OPTIONS. You will be entitled to 1,000,000 options in e-Auction Global Trading Inc. (Nevada). All options will be subject to e-Auction's 1999 Stock Option Plan. Options will be vested immediately. Option pricing will be at approximately US$0.35.

         If e-Auction terminates your employment, you will be retained as a consultant to the Company for a further two years. You will be required to provide the Company with up to one hour of consulting per year. Remuneration for the two year period will be a minimum of $100.00 per year. After the completion of your two years, you will have 90 days to exercise any and all outstanding vested options which were vested at your termination.

TERMINATION OF ENGAGEMENT

4.       TERMINATION.  Your  engagement  hereunder may be terminated at any time
         (a) by mutual consent, without further obligation; (b) by you by giving the Company not less than two (2) weeks written notice of your resignation; or (c) by the Company at any time for cause, which would not constitute Constructive Dismissal, however, prior to any contemplated dismissal, you shall be given an opportunity to know if you are engaging in activities that the Company deems to be grounds for dismissal, and shall be granted reasonable opportunity to cure. In the event that you terminated for any reason other than Just Cause, which would not constitute Constructive Dismissal, all unvested options shall immediately vest and be exercisable. Just Cause shall be limited to the following: your conviction in a Canadian court for an act of criminal fraud (and after all appeals have been exhausted); your habitual, prolonged absenteeism from the work place; or substance abuse which impairs your performance in the work place. In the event of death, illness or disability, any Option Shares not yet vested will continue to vest as if you were still providing all services required under this Agreement.

         If the Company terminates you without Just Cause or through Constructive Dismissal you will receive a total amount equal to the greater of (i) the past 12 months compensation; and (ii) $165,000.00 plus Bonuses earned over the past 12 months. In any case, any bonuses which have been earned, will also be payable on a pro-rated basis.

         "Constructive Dismissal" shall mean, unless consented to by David Hackett (i) where David Hackett ceases to be an officer of the Company, unless David Hackett is appointed as an officer of a successor to a material portion of the assets of the Company; (ii) a material decrease in the title, position, responsibilities, powers or reporting relationships of David Hackett; (iii) a reduction in the annual Base Fee (including Bonus entitlement) of David Hackett; or (iv) a requirement to relocate to another city, province, state or country.

         If the Company terminates you for any reason other than Just Cause you shall continue to receive health care, dental care, life insurance and accidental death and dismemberment coverage as well as provincial health care premium subsidies (where applicable) during a period of two
         (2) years following the date of termination unless the Executive declines coverage based upon coverage through another employer.

5. RETURN OF PROPERTY. Upon any termination of your engagement with the Company, you shall immediately deliver or cause to be delivered to the Company all books, documents, effects, money, securities or other property belonging to the Company, including all confidential information, however stored, belonging to the Company or for which the Company is liable to others, which are in your possession, charge, control or custody.

CORPORATE PROPERTY

7. COMPANY PROPERTY. You acknowledge and agree that all materials relating to the business and affairs of the Company including, without limitation, all manuals, documents, reports, equipment, working materials and lists of customers prepared by the Company or you in the course of your employment with the Company, are for the benefit of the Company and are and will remain the property of the Company.

8. CONFIDENTIAL INFORMATION. You agree to govern your conduct regarding the handling of the Company's confidential information in accordance with the provisions set out in Schedule A hereto.

COVENANTS

9. NON-COMPETITION. You agree that you will not, at any time, during the term of your engagement with the Company, for any reason, and for a period of one (1) year following the date of termination of your engagement with the Company, within the geographic areas in which the Company or any of its affiliates, as the case may be, carries on its respective businesses, for any reason whatsoever, directly or indirectly, either alone or in conjunction with any individual or firm, corporation, association or other entity, whether as principal, agent, shareholder, creditor or in any other capacity, carry on or be engaged in or be concerned with or interested in, advise, or permit your name or any part thereof to be used in any business which is similar or directly competes with the business being carried on by the Company and any of its affiliates. The provisions of this section shall survive the termination of your engagement with the Company.

10. NON-SOLICITATION. You further agree that for a period of one (1) years following the date of termination of your engagement with the Company, you shall not solicit orders to perform work or deliver products or services, which are similar or competes with the work, services or products being offered by the Company or any of its affiliates, from any customer(s) of the Company or any of its affiliates with whom you had dealings during your engagement with the Company, nor shall you, directly or indirectly, hire or retain any employees, consultants or independent contractors engaged by the Company or any of its affiliates or induce or attempt to induce any employees, consultants or independent contractors hired or retained by the Company or any of its affiliates to sever their relationship with the Company or any of its affiliates. The provisions of this section shall survive the termination of your engagement with the Company.

11. REASONABLENESS. You acknowledge and agree that the restrictions contained in sections 9 and 10 above are necessary and fundamental to the protection and the interests of the Company and are reasonable and valid in the circumstances and hereby waive all defenses which you may have in the strict enforcement thereof. You further acknowledge and agree that a remedy in damages for any breach of sections 9 and 10 above will be inadequate and that, accordingly, the Company or any of its affiliates shall be entitled, in addition to a remedy for damages and such other remedies to which it may be entitled, to both temporary and permanent injunctive relief. The right of the Company or any of its affiliates to such relief shall not be construed to prevent the Company or any of its affiliates from pursuing, either consecutively or concurrently, any and all other legal or equitable remedies available to it.

GENERAL

12. WAIVER. You understand that a failure by the Company to enforce any particular provision of this Agreement is not to be considered a waiver of any of its rights and will not release you of any responsibility for performance under this Agreement.

13. SEVERABILITY. The various sections of this Agreement are independent and the invalidity of any one particular clause will not affect the enforceability of the other provisions of this Agreement.

14. ENTIRE AGREEMENT. This Agreement and the Schedule attached hereto constitutes the entire agreement between the parties pertaining to its subject matter and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representatives or other agreements between the parties in connection with its subject matter except as specifically set forth in this Agreement. No supplement, modification, amendment or waiver of this Agreement shall be binding unless executed in writing by both of the parties.

15. CHANGE IN CONTROL. In the event of a material change in control of the Company, all options will vest immediately. Material change in control shall be defined as a change in ownership, either directly or indirectly, of more than 33% of the Company.

                  The Company is confident that you will make a significant contribution to our business. If you are in agreement with the terms and conditions described herein, please indicate so by signing and returning a copy of this letter along with Schedule A to the undersigned.

                                                   Yours very truly,

                                                   E-AUCTION GLOBAL TRADING INC.


                                                   By:/S/ Daniel McKenzie
                                                      ------------------------





Dated this        day of January, 2001.


                                                     /s/ David Hackett
-----------------------                              -----------------------
Witness                                              DAVID HACKETT

                                  SCHEDULE A
                          E-AUCTION GLOBAL TRADING INC.
                            CONFIDENTIAL INFORMATION

1. You acknowledge that you may, in your capacity as a consultant to the Company, from time to time receive information, knowledge, data and property relating to the business of the Company ("Confidential Information") which the Company wishes and is entitled to protect. The term Confidential Information includes, but is not limited to, any part of the computer systems, software source code, system logic and systems in any stage of actual or anticipated development, marketing plans, patents, trade secrets or other intellectual property, know-how, technical expertise, financial information, forecasts, assumptions, product information, customer information, marketing and development plans, cost and price data, internal policies and procedures and all other information relating to the business of the Company, whether verbal or written, regardless of the form or medium, with respect to the business of the Company, as well as all proprietary and other information of a confidential nature which is provided to the Company by third parties.

2. During and after your engagement with the Company, you agree that you will hold the Confidential Information in trust and confidence for the Company, and that you will not disclose the Confidential Information to any person or entity without the prior written approval of the Company or use the Confidential Information for any purpose other than the specific purposes required in the performance of your duties with the Company hereunder and you will take all reasonable precautions to prevent inadvertent disclosure of such Confidential Information.

3. During and after your engagement with the Company, you agree that you will not use, copy or transfer any Confidential Information without the Company's prior written permission or as required by your duties with the Company and you will take all reasonable precautions to prevent inadvertent use, copying or transfer of any Confidential Information. This prohibition against your use, copying or transfer of Confidential Information includes, but is not limited to, licensing or otherwise exploiting, directly or indirectly, any products or services (including software in any form) which embody or are derived from Confidential Information, or exercising judgement or performing analysis based upon knowledge of Confidential Information. If the Company requests, you will immediately return all Confidential Information in your possession or control to the Company.

4. You agree that you will advise the Company promptly of any information known to you prior to your engagement with the Company which could be included as Confidential Information but which you consider to be excluded from the provisions of this Agreement.

5. You acknowledge that the disclosure or use of the Confidential Information by you contrary to the terms of this Agreement will cause the Company irreparable harm, for which damages may not be adequate compensation and acknowledge that the Company may apply for equitable relief, including an injunction, in order to stop any breach or threatened breach by you of this Agreement. You are required to notify the Company immediately of any breach of your obligations under this Agreement which comes to your attention.

6. The obligations of confidentiality hereunder shall not apply to any information that (a) is or becomes information in the public domain without any act or omission by you, (b) was in your possession free of any obligation of confidentiality before being disclosed to you by the Company,
     (c) was disclosed to you by a third party without breach by such third party of any obligation to keep such information confidential, or (d) is required to be disclosed under operation of law. You agree to disclose any information, which you believe, is qualified by this paragraph before acting upon it.

7. You understand and acknowledge that the obligations of confidentiality and non-disclosure contained in this Agreement shall continue in full force and effect notwithstanding the termination of your engagement with the Company and that you must continue to observe these obligations when seeking new employment.

8. You acknowledge that all proprietary items including, but not limited to improvements, inventions, know-how and discoveries, technology, patents, copyrightable materials, computer programs, designs, documentation, processes, techniques or procedures in any way related to the Company's business which are developed, invented, or written by you alone or together with others, including all derivative works, during the course of your engagement with the Company, or at any time using Confidential Information ("Developments") are the exclusive and confidential property of the Company and shall at all times be regarded, treated and protected as such as provided in this Agreement. You hereby disclaim any right in or to all such improvements, inventions, know-how and discoveries, technology, patents, copyrightable materials, computer programs, designs, documentation, processes, techniques or procedures.

9. You must agree that you will promptly fully disclose to the Company all Developments conceived or made by you (solely or jointly with others) during the term of your engagement with the Company and you hereby waive all your moral rights in all Developments as of the moment they are created and transfer all your interest in all Developments, including all derivative works, exclusively to the Company on a world-wide, royalty-free basis as of the moment they are created and, as required by the Company, will protect the Company's interest in such Developments. You agree to execute any documents which the Company feels are necessary, at the Company's expense, to enable the Company to apply for or enforce its patent, copyright, industrial design, trademark right, or any other industrial or intellectual property rights in the Developments. You further agree to keep complete, accurate and authentic notes, reference materials, data and records of all proprietary items in the manner and form requested by the Company (which materials and all copies thereof are hereby agreed to be the property of the Company), to mark all such items as "confidential" and to surrender all such items to the Company at its request.

10. You acknowledge that you are not a party to any prior agreements which have created, or which could create in any third party rights which are or could become inconsistent with your obligations herein, other than as disclosed in Exhibit A, and you agree that you will fully disclose to the Company at your earliest opportunity any such prior agreements as well as any claims made or notices provided by a third party which allege any such agreement or interest.

11. You acknowledge that, from time to time, the Company uses the image, likeness, voice or other representation of its employees in connection with the production of corporate reports, advertising and promotional materials, and training videos. You hereby agree that if, during the course of your employment, you participate in such productions, the Company may use your image, likeness, voice or other representation in perpetuity, in all media and in all territories for the purposes described above without further compensation to you.

Acknowledged and agreed.

Dated this        day of January 2001.




-----------------------------                      -----------------------------
Witness                                                    DAVID HACKETT